ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                             THE AQUINAS FUNDS, INC.

          The undersigned officer of The Aquinas Funds, Inc., a corporation duly organized and existing under the Maryland General Corporation Law (the "Corporation"), does hereby certify:

          FIRST: That the name of the Corporation is The Aquinas Funds, Inc.

          SECOND: That Article IV of the Corporation's Articles of Incorporation is hereby amended to change the designations of the Corporation's Common Stock as follows:

                      Series                Designation
                   -------------       ---------------------

                         A               Fixed Income Fund
                         B                  Value Fund
                         C                  Growth Fund
                         D                Small-Cap Fund

          THIRD: That the amendment to the Corporation's Articles of Incorporation (the "Amendment") was approved by a majority of the entire Board of Directors of the Corporation.

          FOURTH: That the Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation who executed the foregoing Articles of Amendment hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties for perjury.

          Dated this ____ day of August, 2000.

                                         THE AQUINAS FUNDS, INC.



                                         By:
                                             -----------------------------------
                                             Frank A. Rauscher, President



                                         Attest:
                                                --------------------------------
                                                Charles Clark, Secretary